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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in McKesson Corporation Registration Statement Nos. 33-86536, 333-611 and 333-2871 on Form S-8 of our report dated May 13, 1996 (December 31, 1996 as to Notes 8 and 17) which expresses an unqualified opinion and includes an explanatory paragraph relating to the Corporation's change in its method of accounting for postemployment benefits; such report is included elsewhere in this Form 10-K/A.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
San Francisco, California
February 13, 1997